Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCUONTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-4300, 333-103219, 333-31002 and 333-45221 on Form S-8 of STRATTEC SECURITY CORPORATION of our report dated July 29, 2003, relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION as of June 29, 2003, and for the years ended June 29, 2003 and June 30, 2002, appearing in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended June 27, 2004.

DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
August 25, 2004